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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2004 relating to the consolidated financial statements of WellPoint Health Networks Inc., which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California
September 27, 2004

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  Exhibit 23.1